UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 15, 2023

NUTANIX, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37883	27-0989767
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1740 Technology Drive, Suite 150
San Jose, California 95110
(Address of principal executive offices, including zip code)

(408) 216-8360
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.000025 par value per share	NTNX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 15, 2023, Nutanix, Inc. (the ”Company”) received a notification letter (the “Letter”) from The Nasdaq Stock Market LLC (“Nasdaq”) stating that, because the Company has not yet filed its Quarterly Report on Form 10-Q for the quarter ended January 31, 2023, the Company is not in compliance with Nasdaq Listing Rule 5250(c)(1), which requires Nasdaq-listed companies to timely file all required periodic financial reports with the Securities and Exchange Commission.

The Letter has no immediate effect on the listing or trading of the Company’s Class A common stock on the Nasdaq Global Select Market. The Letter states that the Company has 60 calendar days to submit to Nasdaq a plan to regain compliance with the Nasdaq Listing Rules. If Nasdaq accepts the plan, Nasdaq can grant the Company an exception of up to 180 calendar days from the prescribed due date for filing the Form 10-Q, or until September 11, 2023, to regain compliance. If Nasdaq does not accept the plan, the Company will have the opportunity to appeal that decision to a Nasdaq Hearings Panel.

On March 16, 2023, the Company issued a press release announcing its receipt of the Letter. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press release issued by Nutanix, Inc. on March 16, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUTANIX, INC.

Date: March 16, 2023	By:	/s/ Rukmini Sivaraman
Rukmini Sivaraman
Chief Financial Officer